UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2012, InterMune, Inc. (“InterMune” or the “Company”), held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, InterMune’s stockholders approved the amendment and restatement of the InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Incentive Plan” and, as amended and restated, the “Restated Plan”). On March 26, 2012, the Board of Directors (the “Board”) approved the Restated Plan subject to stockholder approval, which became effective on June 4, 2012 (the “Effective Date”). In connection with the approval of the Restated Plan by the stockholders, no additional awards will be made under the Company’s Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”).

The Restated Plan is substantially similar to the current Incentive Plan, except that:

•

The Restated Plan increases the number of shares of common stock authorized for issuance from 12,728,226 under the Incentive Plan to 15,398,320 shares, which represents (i) an increase of 1,700,000 shares plus (ii) the 970,094 shares which as of April 15, 2012 were available for issuance under the Directors’ Plan or were subject to awards under the Directors’ Plan which are forfeited or lapse unexercised and which following April 15, 2012 were not issued under the Directors’ Plan.

•

The Company no longer has a separate Directors’ Plan for granting awards to non-employee members of our Board, instead the Company intends to use the Restated Plan to grant stock awards to non-employee directors pursuant to a written non-discretionary formula established by the Board, which will set forth the type of stock award(s) to be granted to non-employee directors, the number of shares of common stock to be subject to such awards, and the conditions on which such awards shall be granted, become exercisable and/or payable and expire.

•

The Restated Plan provides for minimum vesting periods for full value awards (i.e., stock purchase awards or stock bonus awards), such that full value awards that vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year, except as may be determined by the Board in the event of a participant’s death, disability or retirement, or in connection with a change in control. These vesting limitations will not apply to 10% of the shares of common stock available for issuance granted to any one or more participants.

The following is a summary of the features of the Restated Plan:

Description of Restated Plan. The Restated Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonuses and restricted stock purchase awards (collectively “awards”) to employees, directors and consultants. Incentive stock options granted under the Restated Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Shares Available for Issuance under the Restated Plan. As of the Effective Date, up to 15,398,320 shares of the Company’s common stock were available for issuance under the Restated Plan. If any shares of common stock issued pursuant to an equity award under the Restated Plan or the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Restated Plan. If the Company reacquires unvested stock issued under the Restated Plan, the reacquired stock will not be available for issuance under the Restated Plan, and if shares subject to an award are not delivered to a participant because the shares are withheld for the payment of taxes or the award is exercised through the reduction of the number of shares subject to the award (i.e., a “net exercise”), the number of shares not delivered to the participant will not remain available for issuance under the Restated Plan. In addition, the issuance of each single share of common stock through the granting of a stock purchase award or stock bonus award will reduce the number of shares available for issuance under the Restated Plan by the equivalent of 1.67 shares of common stock. Likewise, the forfeiture, expiration or other termination without being exercised a stock purchase award or stock bonus award will increase the number of shares available for issuance under the Restated Plan by the equivalent of 1.67 shares of common stock. The aggregate number of shares of common stock issuable under the Restated Plan pursuant to the exercise of all incentive stock options may not exceed 10,000,000 shares.

Administration. The Board administers the Restated Plan. Subject to the provisions of the Restated Plan, the Board has the power to construe and interpret the Restated Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board has the power to delegate administration of the Restated Plan to a committee, composed of one or more members of the Board. The Board may also delegate to a committee of one or more officers of the Company to grant or amend options to non-executive committee level employees. The Board has delegated administration of the Restated Plan to the Compensation Committee of the Board.

General Terms of Stock Options. The Board or its duly authorized committee determines the terms of each stock option granted under the Restated Plan, including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (110% in the case of incentive stock options granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than seven years (or five years in the case of incentive stock options granted to certain significant stockholders). Vesting conditions determined by the plan administrator applied to stock options, may include continued service, performance and/or other conditions.

General Terms of Performance Awards. All awards may be granted as performance awards, meaning that any such award will be subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Awards to Non-Employee Directors. In place of a separate Directors’ Plan, the Restated Plan provides that the Board may grant stock awards to non-employee directors pursuant to a written non-discretionary formula established by the Board, which will set forth the type of stock award(s) to be granted to non-employee directors, the number of shares of common stock to be subject to such awards, and the conditions on which such awards shall be granted, become exercisable and/or payable and expire.

Certain Transactions. In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company (including without limitation, dissolution or liquidation of the Company), (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Restated Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to the effective date of the corporate transaction. With respect to any other stock awards outstanding under the Restated Plan, such stock awards will terminate if not exercised (if applicable) prior to such event.

Plan Termination and Amendment. The Board may suspend or terminate the Restated Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Restated Plan will terminate on June 4, 2022. The Board may also amend the Restated Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, or any NASDAQ or securities exchange listing requirements.

The foregoing summary description of the principal features of the Restated Plan is qualified in its entirety by reference to the actual terms of the Restated Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2012, InterMune held its Annual Meeting. Only stockholders of record as of the close of business on April 5, 2012 were entitled to vote at the Annual Meeting. As of April 5, 2012, the record date for the Annual Meeting, 65,258,194 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2015 annual meeting of stockholders or until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lars G. Ekman, M.D., Ph.D.	45,110,035	7,124,000	1,913,191
Jonathan S. Leff	48,507,453	3,726,582	1,913,191
Angus C. Russell	51,657,090	576,945	1,913,191

Proposal 2. The ratification of the selection, by the Audit and Compliance Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,673,804	114,300	359,122	0

Proposal 3. The approval of the InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,931,768	968,279	333,988	1,913,191

Proposal 4. The non-binding advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,204,751	23,343,605	4,685,679	1,913,191

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan.